Exhibit 99.1

Pollard-Kelley Auditing Services, Inc.

Auditing Services                                                                      3250 West Market St, Suite 307, Fairlawn, OH 44333 330-864-2265

Report of Independent Registered Public Accounting Firm

Board of Directors

Southland Health Services, Inc. and Subsidiaries

Kingsport, Tennessee

We have audited the Combined Balance Sheets of Southland Health Services, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the related Combined Statements of Income and Retained Earnings, and Cash Flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on those financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, and the results of its operations and its cash flows for the period ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio

May 26, 2006

SOUTHLAND HEALTH SERVICES, INC.

COMBINED BALANCE SHEET

September 30, 2004 (unaudited) and December 31, 2004 and 2003

ASSETS

	September 30, 2004	December 31, 2004	December 31, 2003
CURRENT ASSETS
Cash	354,776	$220,665	$81,715
Accounts receivable - Trade	9,549,297	8,932,505	6,743,082
Prepaid expenses	123,694	952,958	1,131,682

TOTAL CURRENT ASSETS	10,027,767	10,106,128	7,956,479

FIXED ASSETS
Buildings	722,399	735,623	621,449
Furniture & fixtures	90,546	90,546	65,547
Equipment	1,704,787	1,572,627	1,703,608
Vehicles	2,892,656	3,222,165	2,296,469
Leasehold improvements	2,213	2,212	2,212

	5,412,601	5,623,173	4,689,285
Less: Accumulated depreciation	(2,917,462)	(3,197,880)	(2,615,062)

	2,495,139	2,425,293	2,074,223
OTHER ASSETS
Note receivable	2,990,803	2,257,000	2,662,361
Prepaid insurance and deposits	846,178	779,052	576,935
Other assets	353,592	547,415	112,796

	4,190,573	3,583,467	3,352,092

	$16,713,479	$16,114,888	$13,382,794

See accompanying notes and accountant’s report.

SOUTHLAND HEALTH SERVICES, INC.

COMBINED BALANCE SHEET

September 30, 2004 (unaudited) and December 31, 2004 and 2003 (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2004	December 31, 2004	December 31, 2003
CURRENT LIABILITIES
Accounts payable	1,410,277	$1,089,248	$880,817
Accounts receivable line of credit	2,291,462	2,183,466	1,685,888
Bank overdrafts	362,785	463,107	233,124
Accrued wages	595,794	744,312	608,136
Accrued and withheld taxes	2,411,410	4,513,258	2,035,113
Other liability	482,483	441,634	1,609,385
Current portion of Notes payable	336,148	1,554,718	347,562

TOTAL CURRENT LIABILITIES	7,890,359	10,989,743	7,400,025
LONG-TERM DEBT
Notes payable	3,184,146	2,942,486	1,039,595

	3,184,146	2,942,486	1,039,595

TOTAL LIABILITIES	11,074,505	13,932,229	8,439,620
STOCKHOLDERS’ EQUITY
Common stock	3,103	3,103	2,483
Additional contributed capital	304,517	304,517	304,517
Retained earnings	5,331,354	1,875,039	4,636,174

	5,638,974	2,182,659	4,943,174

	$16,713,479	$16,114,888	$13,382,794

See accompanying notes and accountant’s report.

SOUTHLAND HEALTH SERVICES, INC.

COMBINED STATEMENTS OF INCOME

Three Months and Nine Months Ended September 30, 2004 (unaudited)

and 2003 (unaudited) and Years Ended December 31, 2004 and 2003

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
REVENUES	$14,293,689	$6,733,509	$29,822,911	$19,653,759

EXPENSES
Payroll and employee benefits	4,859,774	3,292,745	13,177,748	9,605,390
Provision for doubtful accounts	6,149,651	825,234	7,219,095	3,467,796
Depreciation	88,800	100,800	290,400	290,400
Amortization	1,918,912	—	1,918,912	—
Other operating expenses	2,207,531	1,735,944	6,203,454	4,352,502

	15,224,668	5,954,723	28,809,609	17,716,088

OPERATING INCOME/(LOSS)	(930,979)	778,786	1,013,302	1,937,671

OTHER INCOME (EXPENSE)
Interest income	154	1,659	2,143	5,849
Interest expense	(220,136)	(86,947)	(496,522)	(152,864)

Total other income/(expense)	(219,982)	(85,288)	(494,379)	(147,015)
INCOME/(LOSS) BEFORE TAX PROVISION	(1,150,961)	693,498	518,923	1,790,656

TAX PROVISION	—	—	—	—

NET INCOME/(LOSS) FROM OPERATIONS	$(1,150,961)	$693,498	$518,923	$1,790,656

NET COMPREHENSIVE INCOME/(LOSS)	$(1,150,961)	$693,498	$518,923	$1,790,656

NET INCOME/(LOSS) FROM OPERATIONS PER SHARE	$(1,150.96)	$693.50	$518.92	$1,790.66

NET COMPREHENSIVE INCOME/ (LOSS) PER SHARE	$(1,150.96)	$693.50	$518.92	$1,790.66

AVERAGE SHARES OUTSTANDING	1,000	1,000	1,000	1,000

SOUTHLAND HEALTH SERVICES, INC.

COMBINED STATEMENTS OF INCOME

Three Months and Nine Months Ended September 30, 2004 (unaudited)

and 2003 (unaudited) and Years Ended December 31, 2004 and 2003 (Continued)

	December 31, 2004	December 31, 2003
REVENUES	$39,429,720	$30,097,387

EXPENSES
Payroll and employee benefits	16,462,248	12,472,252
Provision for doubtful accounts	9,671,843	7,539,752
Depreciation	589,982	675,147
Amortization	1,918,912	—
Other operating expenses	12,591,891	8,290,195

	41,234,876	28,977,346

OPERATING INCOME/(LOSS)	(1,805,156)	1,120,041

OTHER INCOME (EXPENSE)
Interest income	5,712	31,771
Interest expense	(961,691)	(261,953)

Total other income/(expense)	(955,979)	(230,182)

INCOME/(LOSS) BEFORE TAX PROVISION	(2,761,135)	889,859

TAX PROVISION	—	—

NET INCOME/(LOSS) FROM OPERATIONS	$(2,761,135)	$889,859

NET COMPREHENSIVE INCOME/(LOSS)	$(2,761,135)	$889,859

NET INCOME/(LOSS) FROM OPERATIONS PER SHARE	$(2,761.14)	$889.86

NET COMPREHENSIVE INCOME/ (LOSS) PER SHARE	$(2,761.14)	$889.86

AVERAGE SHARES OUTSTANDING	1,000	1,000

See accompanying notes and accountant’s report.

SOUTHLAND HEALTH SERVICES, INC.

COMBINED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2004 (unaudited) and 2003 (unaudited) and Years Ended December 31, 2004 and 2003

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	December 31, 2004	December 31, 2003
CASH FLOWS FROM OPERATION ACTIVITIES
Net Income/(Loss)	518,923	1,790,656	$(2,761,135)	889,859
Adjustments to reconcile Net (Loss) to Net Cash provided from operating activities:
Depreciation and amortization	2,209,312	290,400	2,508,894	675,147

Changes in Assets and Liabilities
Accounts receivable	(2,806,215)	(250,761)	(2,189,423)	(716,903)
Prepaid expenses	738,745	(390,223)	(23,393)	(100,492)
Other Assets	(569,238)	(246,437)	399,805	(25,353)
Accounts payable	529,460	188,545	438,414	(249,716)
Accrued wages	(12,342)	80,836	136,176	—
Other liabilities and withheld taxes	(97,082)	(238,577)	2,806,952	46,416

CASH FLOWS FROM OPERATING ACTIVITIES	511,563	1,224,439	1,316,290	518,958

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed assets	(2,648,771)	(480,291)	(2,859,344)	(433,808)
Notes receivable-net	(328,442)	(53,306)	(429,063)	—

CASH FLOWS USED IN INVESTING ACTIVITIES	(2,977,213)	(533,597)	(3,288,407)	(433,808)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes Payable - net changes	2,738,711	(367,905)	2,111,067	(153,747)

CASH FLOWS PROVIDED FROM/(USED IN) FINANCING ACTIVITIES	2,738,711	(367,905)	2,111,067	(153,747)

NET CASH INCREASE/(DECREASE)	273,061	322,937	138,950	(68,597)

CASH AT BEGINNING OF PERIOD	81,715	150,312	81,715	150,312

CASH AT END OF PERIOD	$354,776	$473,249	$220,665	$81,715

See accompanying notes and accountant’s report.

SOUTHLAND HEALTH SERVICES, INC.

COMBINED STATEMENT CHANGES OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004 and 2003

	COMMON STOCK		ADDITIONAL PAID IN CAPITAL	RETAINED EARNINGS	TOTAL
	SHARES	AMOUNT
Balance at beginning of period - January 1, 2003	1,000	$3,103	$304,517	$3,746,315	$4,053,935
					$—
Net Income	—	—	—	889,859	$889,859

Balance December 31, 2003	1,000	3,103	304,517	4,636,174	$4,943,794
					$—
Net Income	—	—	—	(2,761,135)	$(2,761,135)

Balance December 31, 2004	1,000	3,103	304,517	1,875,039	$2,182,659

See accompanying notes and accountant’s report.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Reporting

The combined financial statements reflect the combined activities of Southland Health Services, Inc. and its wholly owned subsidiaries Emergystat, Inc. (a Mississippi “S” Corporation), MedExpress of Mississippi, LLC (a wholly-owned subsidiary of Emergystat, Inc.), Emergystat of Sulligent, Inc. (an Alabama “S” Corporation), Southland Health Services, LLC, and Extended Emergency Medical Services, Inc. (an Alabama Corporation, a majority-owned subsidiary of Emergystat of Sulligent, Inc.). Intercompany transactions and balances have been eliminated. The companies were under common ownership and management during the periods presented.

Description of Business Operations

The Company is headquartered in Kingsport, Tennessee and has an operations cernter in Vernon, Alabama. The Company provides ambulance services in Alabama, Mississippi, Florida, Louisiana, Tennessee, Virginia and Kansas.

Southland Health Services, Inc. is a wholly owned subsidiary of Bad Toys Holding, Inc. effective as of December 1, 2004. Expenses incurred by the parent company and allocated to the subsidiary are based on an analysis of the nature of the expenditures. Only those expenditures directly attributable to the subsidiary are recorded as expenses at the subsidiary level. Additionally, the parent company charges the subsidiary $25,000 per month as a management fee. This was determined to be a reasonable amount based on allocation of management’s time, clerical and other costs directly associated to the ongoing operations of the Company. Management believes this to be reasonable.

Southland’s revenues for these services are primarily derived from fees charged for medical transportation services pursuant to contracts with governmental entities, hospitals, health care facilities, and other health care organizations. Southland’s revenue under these contracts originates from reimbursements under private insurance programs, government programs such as Medicare and Medicaid, reimbursement from a variety of governmental entities, and from fees paid directly by patients utilizing our services. Southland had $39.4 million and $30.0, million dollars in revenues for 2004 and 2003, respectively.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments, with an original maturity of three months or less, to be cash equivalents.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

Property and Equipment

Property and Equipment are originally recorded at cost of acquisition. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to thirty-nine years.

Intangibles

Intangible assets are recorded as investments in contracts which are associated with the purchase of contracts in specified operating areas. These amounts are amortized over 2 years which represents the average life of the contracts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Revenue Recognition

Medical transportation and related service fees are recognized when services are provided and are recorded net of discounts applicable to Medicare, Medicaid and other third party payors. Due to the complex healthcare reimbursement system and the length of the collection cycle with respect to medical transportation and related services fees, it is necessary to estimate the amount of these discounts at the time revenue is recognized. The collectibility of these fees is analyzed using historical collection experience. Using collection data resident in our billing system, we estimate the percentage of gross medical transportation and related services fees that will not be collected and record provisions for both discounts and doubtful accounts. The portion of the provision allocated to discounts is based on historical write-offs relating to such discounts as a percentage of the related gross revenue recognized. The ratio is then applied to current period gross medical transportation and related services fees to determine the portion of the provision that will be recorded as a reduction of revenue. The remaining amount is recorded as a provision for doubtful accounts. If the historical data used to calculate these estimates does not properly reflect the ultimate collectibility of the current revenue stream, revenue could be overstated or understated. A significant portion of our revenue is derived from Medicare, Medicaid and private insurance payors that receive discounts from our standard charges (referred to as contractual provisions). Additionally, we are also subject to collection risk for services provided to uninsured patients or for the deductible or co-pay portion of services for insured patients (referred to as uncompensated care). Third party payors are continuing their efforts to control expenditures for healthcare and may disallow, in whole or in part, claims for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, were for services provided that were not determined medically necessary, or insufficient supporting information was provided. In addition, multiple payors with different requirements can be involved with each claim.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

Advertising Costs

Advertising costs are expenses as incurred. Advertising costs incurred in 2004 was $17,829.

Trade Accounts Receivable

Trade accounts receivable are recorded net of an allowance for expected losses. The allowance is estimated based on historical experience. The Company’s accounts receivable can be classified into five categories of payors – Medicare, Medicaid, governmental entities, private insurance and private pay. Once all collection protocols are met, private pay accounts are sent to collection and written off to the allowance for bad debts. The remainder of the receivables is transferred to private pay once the last appeal-last denial has occurred. Once the collection protocols are met on these accounts as private pay, they are sent to collection and written off.

NOTE 2: CONCENTRATION OF CREDIT RISK

The Company operates in Alabama, Florida, Louisiana, Tennessee, Virginia, Kansas and Mississippi. Over 60% of the Company’s revenues consist of billings to Medicare and Medicaid and approximately 20% of the Company’s billing is to private insurance accounts. As such, the Company feels its overall credit risk is limited to those customers who are private pay and make up less than 20% of the Company’s overall revenue and therefore is very limited.

The Company maintains several bank accounts to conduct its operations. One or more of these accounts may have exceeded federally insured deposit limits during 2004. At December 31, 2004, none of the Company’s bank accounts exceeded such limits.

NOTE 3: PAYROLL TAXES PAYABLE

At December 31, 2004 the Company was in arrears for several quarters of income tax withholding, social security withholding, and the employer’s share of social security. Cash flow difficulties experienced by the Company during the second, third and fourth quarter of 2002 were a factor in augmenting these arrearages. The Company’s cash flow adversity was the result of the bankruptcy of National Century Financial Enterprises, Inc. (“NCFE”), a company specializing in the financing of receivables of companies in the healthcare industry. In May 2002, the Company entered into an agreement with affiliates of NCFE to provide financing to the Company secured by its receivables. As part of this agreement, payments on the Company’s receivables were sent to a lockbox controlled by NCFE. In November 2002 NCFE filed for Chapter 11 bankruptcy protection. The Company has been in negotiations with the Internal Revenue Service in an effort to settle outstanding balances. The Internal Revenue Service and state taxing authorities have filed liens against the Company’s property. In February 2003 the Company paid $624,934 to satisfy its liability for the second and third quarters of 2002. In September 2003 the Company entered into an oral agreement to pay $25,000 per month on its remaining federal

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

payroll tax liabilities. During the third and fourth quarters of 2004, the Company underwent serious cash flow problems and did not pay federal payroll taxes payable creating a substantial increase in the amount outstanding at year-end.

NOTE 4: SOUTHLAND HEALTH SERVICES, INC. ACQUISITIONS

Southland Health Services, Inc. was formed on October 17, 2003 by the owners of the Emergystat group and it had no operations in 2003. The previous owners and management utilized Southland Health Services, Inc. to facilitate the combination of the Emergystat group of companies, expand into Virginia and acquire Southland Health Services, LLC, as described below:

The former owners and management exercised effective control and directed actual operations of the acquired entities, discussed below, prior to or on May 2, 2004 and executed closing purchase agreements and documents on February 5, 2005. Southland Health Services, Inc. and the Emergystat group of companies were under common control of ownership but did not have a “parent-subsidiary” relationship prior to the February 5, 2005 transaction effective as of May 2, 2004. On February 5, 2005, Southland Health Services, Inc. exchanged 100% of its outstanding common shares for 100% ownership of Emergystat, Inc. and Emergystat of Sulligent, Inc. This transaction was treated as a purchase transaction. There was no write up of assets and no recognition of gain, loss or goodwill upon completion of this transaction. Emergystat, Inc. and Emergystat of Sulligent, Inc. were both “S” corporations for income tax purposes until completion of the transaction.

On February 5, 2005, Southland Health Services, Inc. acquired 100% membership interest in Southland Health Services, LLC in exchange for 20% of the outstanding common shares of Southland Health Services, Inc effective as of May 2, 2004. The transaction was accounted for as a purchase method of accounting and was valued at $2,205,764. The amount was recorded as an investment in Southland Health Services, LLC. . This transaction was entered into by the previous owners and management of the Company prior to the Company becoming a wholly owned subsidiary of Bad Toys Holdings, Inc. On February 5, 2005 with an effective date of May 2, 2004, Southland Health Services, LLC acquired certain assets of Quality Care Ambulance Services, Inc., Quality Transportation, Inc., Quality Care of East Tennessee, Inc. and Joe Cerone in exchange for a note payable and agreement to pay certain liabilities associated with the certain assets acquired. The transaction was accounted for as a purchase and was valued at $2,205,764. The transaction resulted in the booking of Goodwill-Investments in Contracts in the amount of $1,918,912 and equipment of $286,852 Southland Health Services, LLC serves some parts of East Tennessee and Southwest Virginia. Subsequently, management in determining the primary contracts in both Tennessee and Virginia were priced too low causing monthly losses to the Company and there was not enough private sector service volume to offset the discounted contracts. As such, the Goodwill-Investments in Contracts in the amount of $1,918,912 was written off in the fourth quarter of 2004. During 2005, the Company withdrew from one of the Tennessee contracts and renegotiated the pricing on the major Virginia contract.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

In addition to the above acquisitions, the Company acquired a contract for ambulance services from an unrelated party. The purchase price was $144,000 in a note payable. The note called for equal payment of $12,000 over twelve quarters beginning on June 30, 2004. The balance at year-end is $96,000. The purchase price was allocated to intangible assets – contract rights and is being amortized accordingly.

NOTE 5: NOTES PAYABLE

Long-term debt consists of various notes with interest rates ranging from 6% to 10% secured by ambulances, and emergency medical equipment.

Notes Payable Consist of the following December 31, 2004:

December 31, 2004
Ambulance financing	$2,052,191
Acquisition debt	2,445,013
A/R Financing	2,183,466
All other debt	0

Total	6,680,670
Less A/R Financing	(2,183,466)
Less Current Portion	(1,554,718)

Total Long Term Debt	$2,942,486

Debt maturities are as follows:

2006	$3,032,374
2007	902,447
2008	375,436
2009	17,059

Total	$4,327,316

Ambulance Financing

The Company has entered into various installment notes for the financing of ambulances used in its operations. All of the ambulance financing has a maturity of three years or less. The proceeds of some of the bank notes were used for working capital but are secured by ambulances. These notes carry various rates of interest from 5% to 10% and various monthly payments. The balance of these notes was $2,062,789 at December 31, 2004.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

Acquisition Debt

Southland Health Services, Inc. purchased Southland Health Services, LLC on May 2, 2004. This category of acquisition debt includes a note with terms that include principal payments of $20,202 per month plus interest at 6.5% per annum and certain other liabilities associated with the certain assets acquired. At the time of the purchase of certain assets, the seller was already extremely delinquent in payments on its ambulance financings. The Company is currently making payments on these notes but has not corrected the deficiency previously created by the Seller.

A/R Financing

The A/R Financing –Line of Credit with General Electric Capital Corporation (“GE Capital”) is a $5,000,000 revolving line of credit with a term of two years with a minimum interest rate of 6.5%. The line of credit is secured by the Company’s accounts receivable and other Company assets. On or about March 6, 2006, GE Capital filed a complaint against Bad Toys Holdings, Inc. seeking enforcement of the Tri-Party Agreement which GE Capital contends obligate Bad Toys Holdings, Inc. to guarantee the performance of the Borrower

NOTE 6: INCOME TAXES

The Company was created to combine the operations of Southland Health Services, LLC (a limited liability company), Emergystat, Inc. (a subchapter S Corporation) and Emergystat of Sulligent, Inc. (a subchapter S corporation). On May 1, 2004, the date of merger, the two subchapter S companies no longer qualified for subchapter S status and will be reporting their earnings as part of a consolidated C Corporation tax return. With the change in status the companies will also have to file on an accrual basis. With the conversion the tax rules also provide for a built in gains and conversion of accounting methods to be recognized into income over a four year period. This gain is $545,303. The Company has a net operation loss carryforward at December 31, 2004 of $377,355.

NOTE 7: LEASES

The Company leases land and buildings to be used for stations. The Company also leased ambulances and other equipment for use in its operations. Lease expense amounted to $550,623 for the year ended December 31, 2004. These stations are leased on a monthly basis.

NOTE 8: LEGAL MATTERS

The Company operates in the health care industry, which by its nature is a litigious industry. Consequently, the Company is subject to frequent litigation and, at December 31, 2004, is a defendant in several lawsuits. The Company plans to vigorously defend itself in all matters.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

NOTE 9: STOCKHOLDERS’ EQUITY

The Company had 10,000 shares authorized and 1,000 shares outstanding.

NOTE 10: EMPLOYEE BENEFITS

The Company maintains a 401(k) Profit Sharing Plan (the “Plan”) that covers all eligible employees who have had at least one year of employment with the company. In accordance with the Plan, the Company may match a percentage of employee contributions determined at the end of each Plan year on a discretionary basis by management of the Company.

NOTE 11: SUBSEQUENT EVENTS

The Company operates in the health care industry, which by its nature is a litigious industry. Consequently, the Company is subject to frequent litigation and, at December 31, 2005, is a defendant in several lawsuits. The Company plans to vigorously defend itself in all matters.

Pacific Capital, L.P. v. Emergystat, Inc., et al. On April 8, 2005, Pacific Capital, L.P. (“Pacific Capital”) filed a complaint against nine defendants, including the Company and Emergystat, Inc., a subsidiary of Southland Health Services, Inc., in the United States District Court for the Eastern District of Tennessee at Greeneville, Civil Action No. 2:05-CV-103. Pacific Capital’s complaint arose from its alleged first perfected security interest in all of the assets of Quality Care Ambulance Service, Inc. and Quality Transportation Services, Inc. The Company filed a motion to dismiss the complaint. Shortly thereafter, Pacific Capital filed a motion to voluntarily dismiss, which the Court granted, without prejudice, on August 5, 2005. On August 24, 2005, Pacific Capital re-filed its complaint in the Law Court for Sullivan County at Kingsport, Tennessee, Civil Action No. C36478(M). Pacific Capital named eleven defendants in the state court action, including the Company; Emergystat, Inc.; Southland Health Services, Inc.; and Southland Health Services, LLC, and asserted a total of twenty-one claims, some of which were directed only at specific defendants. Pacific Capital’s state court complaint arose from the same set of facts and circumstances as its previous federal court complaint, which it voluntarily dismissed. As such, the state court complaint seeks to recover a principal balance of $874,437.44, plus interest, costs, and attorney’s fees. In addition, Pacific Capital is seeking an award of punitive damages in the amount of $3 million for the defendants’ alleged intentional and fraudulent conduct and an award of treble damages pursuant to its statutory procurement of breach of contract claim. Finally, Pacific Capital’s state court complaint seeks various forms of equitable relief pursuant to common law and Tennessee’s Fraudulent Conveyance Act and Uniform Fraudulent Transfer Act. The Company believes that it has no liability beyond the recorded purchase of certain assets in May 2004 and is vigorously defending its position.

Mississippi Division of Medicaid Investigation. On October 1, 2004, the Attorney General of Mississippi, through its Medicaid Fraud Control Unit, initiated an investigation of Med Express of Mississippi, LLC, a subsidiary of Southland Health Services, Inc. (“Med Express”), regarding various billing issues in Leake County, Mississippi. As part of the ongoing investigation, the Attorney General has requested to inspect certain records of Med Express. Although the Company believes the billings at issue are appropriate, the Company is treating this matter very seriously and has responded to the records request issued by the Attorney General. The Company is continuing to cooperate with the Attorney General in its ongoing investigation.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

Emergystat of Sulligent, Inc. v. United Stated Internal Revenue Service. The Internal Revenue Service has assessed Emergystat of Sulligent, Inc., a subsidiary of Southland Health Services, Inc. (“Sulligent”), with a deficiency of approximately $2,800,000, inclusive of penalties and interest, for the entity’s failure to collect and remit employment taxes for the tax periods ended December 2000, December 2001, September 2002, December 2002, March 2003, December 2003, June 2004 and September 2004. On May 18, 2005, the Internal Revenue Service issued its Notice of Determination Concerning Collection Action(s) under §6320 and/or 6330. Pursuant to the notice, the Internal Revenue Service advised Sulligent that it would not be eligible for collection alternatives and that the Internal Revenue Service could proceed to levy against Sulligent’s assets. On June 16, 2005, Sulligent filed a complaint against the Internal Revenue Service in the United States District Court for the Northern District of Alabama, case number 05-cv-01319, pursuant to 26 U.S.C. § 6330, requesting a review of the Internal Revenue Services’ collection actions. By the filing of this action, the Internal Revenue Service is stayed from taking further collection actions against Sulligent, pending the disposition of the lawsuit.

General Electric Capital Corporation v. Bad Toys Holdings, Inc. On or about March 6, 2006, General Electric Capital Corporation (“GE Capital”) filed a complaint against the Company in the United States District Court for the District of Maryland, Civil Action No. 06-cv-559. GE Capital’s complaint arose from the Company’s unconditional guarantee of the performance of Emergystat, Inc., a Mississippi corporation, Emergystat of Sulligent, Inc., an Alabama corporation, Extended Emergency Medical Services, Inc., an Alabama corporation, and Med Express of Mississippi, LLC, a Mississippi limited liability company (collectively, the “Borrower”) under that certain Loan and Security Agreement dated April 30, 2003 by and among the Borrower and GE Capital (the “GE Line of Credit”) and the Borrower’s payment of its obligation to GE Healthcare Financial Services (the “GE Healthcare Obligation”) (the “Guaranty”). The GE Line of Credit is a $5,000,000 revolving line of credit with a term of two years and a minimum interest rate of 6.5% and is secured by the Borrower’s accounts receivables. Bad Toys Holdings, Inc. has responded to the complaint and filed affirmative defenses that, if successful, would deny relief in favor of GE Capital.

SOUTHLAND HEALTH SERVICES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 (unaudited), September 30, 2003 (unaudited)

and DECEMBER 31, 2004 AND 2003

Bad Toys Holdings, Inc. v. Glenn Crawford, et al.; Glen Crawford, et al. v. Emergystat of Sulligent, et al.; Glenn Crawford, et al. v. Bad Toys Holdings, Inc., et al. On December 12, 2005, the Company filed a complaint in the Law Court for Sullivan County at Kingsport, Tennessee against Glenn Crawford, Joseph Donovan, and Joe Cerone, the former shareholders of Southland Health Services, Inc., seeking, among other things, a purchase price adjustment under the Capital Stock Purchase Agreement entered into by the parties on February 2, 2005, by which the Company purchased all of the outstanding stock of Southland Health Services, Inc. The defendants misrepresented to the Company the financial condition of Southland Health Services, Inc., thereby causing a significant inflation in the agreed upon purchase price. The Company has asserted various claims, and with the litigation, the Company expects to obtain at least a reduction in the purchase price of Southland Health Services, Inc. The Company has also demanded compensatory and punitive damages.

On December 30, 2005, Glenn Crawford filed a complaint in the Circuit Court for Lamar County, Alabama against the Company and various other defendants, alleging common law and statutory causes of action under Alabama law. The relevant claims relate to the Company’s Tennessee complaint described above and seek from the Company the consideration originally agreed to in the Capital Stock Purchase Agreement. On April 18, 2006, Glenn Crawford filed another complaint in the Circuit Court for Lamar County, Alabama against the Company and Larry N. Lunan. In the second Alabama complaint, Crawford is seeking a declaratory judgment alleging that the Capital Stock Purchase Agreement fails for lack of consideration because the Company has not delivered the agreed upon consideration. Crawford is also seeking rescission of the Agreement. Alternatively, Crawford seeks the sum of $7.3 million as consideration under the Agreement. The Company believes both suits are an effort by Crawford to litigate in Alabama the issues under the Capital Stock Purchase Agreement. The Company believes it will prevail in both of these cases.

In addition to the foregoing proceedings, the Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

Other than those proceedings described above, neither the Company nor its property is a party to any known proceeding that a governmental authority is contemplating.